Exhibit 99.1

EMCORE Announces Proposed Public Offering

Alhambra, CA – August 16, 2023 – EMCORE Corporation (Nasdaq: EMKR) today announced that it intends to offer and sell shares of its common stock and, to certain investors, pre-funded warrants to purchase shares of common stock, in an underwritten public offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.00000001, which will be the per share exercise price of each pre-funded warrant. All of the shares and warrants in the offering are being offered by EMCORE. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Craig-Hallum Capital Group is acting as sole book-running manager for the offering.

A shelf registration statement on Form S-3 (File No. 333-256090) relating to the shares was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on May 20, 2021. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and, when available, may be obtained by contacting: Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 222 South 9th Street, Suite 350, Minneapolis, Minnesota 55402, by telephone at (612) 334-6300, or by email at prospectus@chlm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EMCORE Corporation

EMCORE Corporation is a leading provider of inertial navigation products for the aerospace and defense markets. We leverage industry-leading Photonic Integrated Chip (PIC), Quartz MEMS, and Lithium Niobate chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its facilities in Alhambra, CA, Budd Lake, NJ, Concord, CA, and Tinley Park, IL. Our manufacturing facilities maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facilities in Alhambra, CA, Budd Lake, NJ, and Concord, CA.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “will,” “expect,” “intend,” “shall,” “may” and similar terms or the negative of such terms, and include, without limitation, statements about EMCORE’s expectations regarding the timing, size and completion of the proposed offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by EMCORE is contained in the section captioned “Risk Factors” in the prospectus supplement related to the public offering and from time to time in EMCORE’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2022, its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2022, March 31, 2023 and June 30, 2023, as well as subsequent SEC filings. The forward-looking statements contained in this release are as of the date of this release, and EMCORE does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

Investor Contacts

EMCORE Corporation

Tom Minichiello

(626) 293-3400

investor@emcore.com